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                                                                    EXHIBIT 23.3



                 CONSENT OF KUPFERBERG, GOLDBERG & NEIMARK, LLC,
                              INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Staples, Inc. International Employee Stock Purchase Plan of our report dated February 24, 1998 with respect to the consolidated financial statements of Quill Corporation and Subsidiary for the year ended December 31, 1997 included in its Annual Report on Form 10-K/A for the year ended January 29, 2000, filed with the Securities and Exchange Commission.


                                        /s/ Kupferberg, Goldberg & Neimark, LLC
                                        ---------------------------------------
                                        KUPFERBERG, GOLDBERG & NEIMARK, LLC


Chicago, Illinois
May 26, 2000



                                      -24-